As Filed With the Securities and Exchange Commission on August 21, 2003.

Registration No. 333-107842

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GREENE COUNTY BANCSHARES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee	6022	62-1222567
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

100 North Main Street
Greeneville, TN 37743-4992
(423) 639-5111
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

R. Stan Puckett
Chairman and Chief Executive Officer
Greene County Bancshares, Inc.
100 North Main Street
Greeneville, TN 37743-4992
(423) 639-5111
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for service)

Copies to:

Paul D. Borja	J. Franklin McCreary
Kutak Rock LLP	Gerrish & McCreary, P.C.
1101 Connecticut Avenue, N.W	5214 Maryland Way, Suite 406
Washington, DC 20036	Brentwood, TN 37027
(202) 828-2400	(615) 251-0900
(202) 828-2488 (facsimile)	(615) 251-0975 (facsimile)

     Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement and the satisfaction or waiver of all other conditions to the merger described in the proxy statement/prospectus.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [  ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

     The Tennessee Business Corporation Act provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith, (ii) in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation’s best interest, (iii) in all other cases, the director or officer reasonably believed that his or her conduct was not opposed to the best interest of the corporation, and (iv) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. However, the Tennessee Business Corporation Act provides that a corporation may not indemnify a director or officer (i) in connection with a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation, or (ii) in connection with any other proceeding charging improper personal benefit to the director or officer, whether or not involving action in his or her official capacity, in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as an officer or director of a corporation, the Tennessee Business Corporation Act mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding, unless the corporation’s charter provides otherwise. Notwithstanding the foregoing, the Tennessee Business Corporation Act provides that, unless the corporation’s charter provides otherwise, a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the director or officer met the standard of conduct set forth above; however, indemnification is limited to reasonable expenses incurred if the director or officer is adjudged liable in connection with (i) in a proceeding by or in right of the corporation in which the director or officer is adjudged liable to the corporation, or (ii) any other proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged liable on the basis that personal benefit was improperly received.

     Greene County’s amended and restated charter provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Greene County or is or was serving at the request of Greene County as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by Greene County to the fullest extent authorized by Tennessee law against all expense, liability and loss reasonably incurred by such indemnitee in connection therewith. The right to indemnification conferred by Greene County’s Amended and Restated Charter continues as to an Indemnitee who has ceased to be a director or officer and inures to the benefit of the indemnitee’s heirs, executors and administrators. However, the right to indemnification conferred by Greene County’s amended and restated charter does not extend to any proceeding (or part thereof) initiated by such indemnitee unless the proceeding (or part thereof) was authorized by the board of directors of Greene County. The right to indemnification conferred in Greene County’s amended and restated charter includes the right to be paid by Greene County the expenses incurred in defending any such proceeding in advance of its final disposition if the following conditions are satisfied:

(i) an undertaking is delivered to the Greene County, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal, that such indemnitee is not entitled to be indemnified for such expenses;

(ii) delivery to Greene County by the indemnitee of a written affirmation by the indemnitee (a) of his good faith belief that he has conducted himself in good faith, (b) that he reasonably believed, in the case of his official capacity with Greene County, that his conduct was in the Greene County’s best interest, (c) that he reasonably believed, in all other cases, that his conduct was at least not opposed to Greene County’s best interest, and (d) that, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; and

(iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under Tennessee law.

Item 21. Exhibits and Financial Statement Schedules

Exhibit No.	Description

2.1	Agreement and Plan of Merger between the Registrant and Independent, dated June 17, 2003. (Incorporated by reference to Appendix A of the Proxy Statement/Prospectus included in this Registration Statement.) The schedules to this exhibit, which are listed in this exhibit, are omitted. Registrant agrees to furnish supplementally to the Commission upon request a copy of any omitted schedule.

2.2	Expense Agreement dated as of June 17, 2003 by and between the Registrant and Independent (Incorporated by reference to Appendix A of the Proxy Statement/Prospectus included in this Registration Statement.)

2.3	Voting Agreement dated as of June 17, 2003, among the Registrant, Thomas B. Perkins, Gary S. Dorris, Helen Porter, Ronald E. Mayberry, Edward Ray Bowles, Tom D. Vance, Gary H. Barnham and Mark S. Moore (incorporated by reference to Appendix B of the Proxy Statement/Prospectus included in this Registration Statement). The schedules to this exhibit, which are listed in this exhibit, are omitted. Registrant agrees to furnish supplementally to the Commission upon request a copy of any omitted schedule.

3.1	Amended and Restated Charter of the Registrant, as amended*

3.2	Amended and Restated Bylaws of the Registrant, as of April 24, 2002*

3.3	Resolutions of the Board of Directors of the Registrant amending Amended and Restated Bylaws, effective as of April 23, 2003.

5.1	Opinion of Kutak Rock LLP*

8.1	Tax opinion of Kutak Rock LLP*

* Previously filed.

21.1	List of Subsidiaries of the Registrant (incorporated by reference to registrant’s Form 10-K for the year ended December 31, 2002)

23.1	Consent of Crowe Chizek and Company LLC with respect to Greene County Bancshares, Inc.*

23.2	Consent of Crowe Chizek and Company LLC with respect to Independent Bankshares Corporation*

23.3	Consent of Southard Financial*

23.4	Consent of Kutak Rock LLP (included in its opinion filed as Exhibit 5.1)

23.5	Consent of Kutak Rock LLP as to the tax opinion (included in its opinion filed as Exhibit 8.1)

24.1	Powers of Attorney (included on the signature page of the initial filing of this Registration Statement)

99.1	Form of Proxy Card of Independent*

99.2	Form of Election Form

* Previously filed.

Item 22. Undertakings

     The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that are incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     The registrant undertakes that every prospectus: (a) that is filed pursuant to paragraph (a) immediately preceding or (b) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greeneville, State of Tennessee on August 21, 2003.

GREENE COUNTY BANCSHARES, INC.

By	/s/ R. Stan Puckett

R. Stan Puckett
Chairman and Chief Executive Officer
(Principal Executive Officer)

     Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below on the 21st day of August, 2003.

/s/ R. Stan Puckett

R. Stan Puckett
Chairman and Chief Executive Officer
(Principal Executive Officer)

*

Kenneth R. Vaught
President, Chief Operating Officer, Director

/s/ William F. Richmond

William F. Richmond
Senior Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

*

Davis Stroud
Secretary and Director

*

Phil M. Bachman
Director

*

Charles S. Brooks
Director

*

Bruce Campbell
Director

W. T. Daniels
Director

*

Jerald K. Jaynes
Director

*

Terry Leonard
Director

Charles H. Whitfield, Jr.
Director

*By /s/ R. Stan Puckett
R. Stan Puckett
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger between the Registrant and Independent, dated June 17, 2003. (Incorporated by reference to Appendix A of the Proxy Statement/Prospectus included in this Registration Statement.) The schedules to this exhibit, which are listed in this exhibit, are omitted. Registrant agrees to furnish supplementally to the Commission upon request a copy of any omitted schedule.

2.2	Expense Agreement dated as of June 17, 2003 by and between the Registrant and Independent. (Incorporated by reference to Appendix A of the Proxy Statement/Prospectus included in this Registration Statement.)

2.3	Voting Agreement dated as of June 17, 2003, among the Registrant, Thomas B. Perkins, Gary S. Dorris, Helen Porter, Ronald E. Mayberry, Edward Ray Bowles, Tom D. Vance, Gary H. Barnham and Mark S. Moore (incorporated by reference to Appendix B of the Proxy Statement/Prospectus included in this Registration Statement). The schedules to this exhibit, which are listed in this exhibit, are omitted. Registrant agrees to furnish supplementally to the Commission upon request a copy of any omitted schedule.

3.1	Amended and Restated Charter of the Registrant, as amended*

3.2	Amended and Restated Bylaws of the Registrant, as of April 24, 2002*

3.3	Resolutions of the Board of Directors of the Registrant amending Amended and Restated Bylaws, effective as of April 23, 2003.

5.1	Opinion of Kutak Rock LLP*

8.1	Tax opinion of Kutak Rock LLP*

21.1	List of Subsidiaries of the Registrant (incorporated by reference to registrant’s Form 10-K for the year ended December 31, 2002)

23.1	Consent of Crowe Chizek and Company LLC with respect to Greene County Bancshares, Inc.*

23.2	Consent of Crowe Chizek and Company LLC with respect to Independent Bankshares Corporation*

23.3	Consent of Southard Financial*

23.4	Consent of Kutak Rock LLP (included in its opinion filed as Exhibit 5.1)

23.5	Consent of Kutak Rock LLP as to the tax opinion (included in its opinion filed as Exhibit 8.1)

* Previously filed.

24.1	Powers of Attorney (included on the signature page of the initial filing of this Registration Statement)

99.1	Form of Proxy Card of Independent*

99.2	Form of Election Form

* Previously filed.